                                                             EXHIBIT NUMBER 23.1

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements listed below, of our report dated February 9, 2001, with respect to the consolidated financial statements of IMRglobal Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

      (1)   Form S-3 No. 333-86823
      (2)   Form S-3 No. 333-91983
      (3)   Form S-8 No. 333-24027, pertaining to the 1996 Stock Incentive Plan
      (4)   Form S-8 No. 333-87095, pertaining to the 1996 Stock Incentive Plan
      (5) Form S-8 No. 333-86753, pertaining to the 1999 Employee Stock Incentive Plan


                                                           Ernst & Young LLP

Tampa, Florida
March 22, 2001